Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration on Form S-8 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedules of AsiaInfo Holdings, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of AsiaInfo Holdings, Inc. for the year ended December 31, 2004.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Hong Kong

April 11, 2005